Exhibit 4.04

SOUTHWESTERN PUBLIC SERVICE COMPANY

DEBT SECURITIES

INDENTURE

Dated as of February 1, 1999

THE CHASE MANHATTAN BANK, Trustee

PARTIAL CROSS-REFERENCE TABLE

Indenture Section	TIA Section
2.05	317(b)
2.06	312(a)
2.11	316(a) (last sentence)

4.05	314(a) (4)
4.06	314(a) (1)

6.03	317(a) (1)
6.04	316(a) (1) (B)
6.05	316(a) (1) (A)
6.07	317(a) (1)

7.01	315(a) 315(d)
7.04	315(b)
7.05	313(a), 313(d)
7.07	310(a), 310(b)
7.09	310(a) (2)

8.02	310(a), 310 (b)

10.04	316(c)
11.01	318(a)

11.02	313(c)
11.03	314(c) (1), 314(c) (2)
11.04	314(e)

i

SECTION 5.01.	When Company May Merge, etc.	16

INDENTURE dated as of February 1, 1999 between SOUTHWESTERN PUBLIC SERVICE COMPANY, a corporation organized and existing under the laws of the State of New Mexico (hereinafter called the “Company”) and THE CHASE MANHATTAN BANK, a New York banking corporation (“Trustee”).

Each party agrees as follows for the benefit of the Holders of the Company’s debt securities issued under this Indenture:

ARTICLE 1

DEFINITIONS

SECTION 1.01.   Definitions.

“Affiliate” means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

“Agent” means any Registrar, Transfer Agent or Paying Agent.

“Authorized Newspaper” means a newspaper that is:

(1)	printed in the English language or in an official language of the country of publication;

(2)	customarily published on each business day in the place of publication; and

(3)	of general circulation in the relevant place or in the financial community of such place.

Whenever successive publications in an Authorized Newspaper are required, they may be made on the same or different days that are not Legal Holidays and in the same or different Authorized Newspapers.

“Bearer Security” means a Security payable to bearer.

“Board” means the Board of Directors of the Company or any authorized committee of the Board.

“Bond Resolution” means a resolution adopted by the Board or by a committee of Officers or an Officer pursuant to Board delegation.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of any person and all warrants or options to acquire such capital stock.

“Common Stock” means the common stock, per value $1.00 per share, of the Company.

“Company” means the party named as such above until a successor replaces it and thereafter means the successor.

“Conversion Rate” means such number or amount of shares of Common Stock or other equity or debt securities for which $1,000 aggregate principal amount of Securities of any series is convertible, initially as stated in the Bond Resolution authorizing the series and as adjusted pursuant to the terms of this Indenture and the Bond Resolution.

“Coupon” means an interest coupon for a Bearer Security.

“Default” means any event which is, or after notice or passage of time would be, an Event of Default.

“Discounted Security” means a Security where the amount of principal due upon acceleration is less than the stated principal amount.

“Holder” or “Securityholder” means the person in whose name a Registered Security is registered and the bearer of a Bearer Security or coupon.

“Indenture” means this Indenture and any Bond Resolution as amended or supplemented from time to time.

“Officer” means the Chairman, any Vice-Chairman, the President, any Executive or Senior Vice President, any Vice-President, the Treasurer or any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee.  The counsel may be an employee of or counsel to the Company or the Trustee.

“Principal” of a debt security means the principal of the security plus the premium, if and when applicable, on the security.

“Registered Security” means a Security registered as to principal and interest by the Registrar.

“SEC” means the Securities and Exchange Commission.

“Securities” means the debt securities issued under this Indenture.

“Series” means a series of Securities or the Securities of the series.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code § 77aaa-77bbbb) as amended and as in effect at such time.

“Trading Day” means each day on which the securities exchange or quotation system which is used to determine the Market Price is open for trading or quotation.

“Trustee” means the party named as such above until a successor replaces it and thereafter means the successor.

“Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

“United States” means the United States of America, its territories and possessions and other areas subject to its jurisdiction.

SECTION 1.02.   Other Definitions.

Term	Defined In Section
“Bankruptcy Law”	6.01
“Conditional Redemption”	3.04
“Conversion Agent”	2.03
“Conversion Date”	9.02
“Conversion Notice”	9.02
“Conversion Right”	9.01
“Custodian”	6.01
“Event Of Default”	6.01
“Legal Holiday”	11.06
“Lien”	4.01
“Market Price”	9.07
“Paying Agent”	2.03
“Price Per Share”	9.09
“Subsidiary”	4.01
“Transfer Agent”	2.03
“Treasury Regulations”	2.04
“U.S. Government Obligations”	8.02
“Voting Stock”	4.01
“Yield To Maturity”	4.01

SECTION 1.03.    Rules of Construction.

Unless the context otherwise requires:

(1)	a term has the meaning assigned to it;

(2)	an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States;

(3)	generally accepted accounting principles are those applicable from time to time;

(4)	all terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings assigned to them by such definitions;

(5)	“or” is not exclusive; and

(6)	words in the singular include the plural, and in the plural include the singular.

ARTICLE 2

THE SECURITIES

SECTION 2.01.   Issuable in Series.

The aggregate principal amount of Securities that may be issued under this Indenture is unlimited.  The Securities may be issued from time to time in one or more series.  Each series shall be created by a Bond Resolution or a supplemental indenture that establishes the terms of the series, which may include the following:

(1)	the title of the series;

(2)	the aggregate principal amount of the series;

(3)	the interest rate, if any, or method of calculating the interest rate;

(4)	the date from which interest will accrue;

(5)	the record dates (or method of determining such dates) for interest payable on Registered Securities;

(6)	the dates (or method of determining such dates) when principal and interest are payable;

(7)	the manner of paying principal and interest;

(8)	the places where principal and interest are payable;

(9)	the Transfer Agent and Paying Agent;

(10)	the terms of any mandatory or optional redemption by the Company including any sinking fund;

(11)	the terms of any redemption at the option of Holders;

(12)	the denominations in which Securities are issuable if other than $1,000 (in the case of Registered Securities) or $5,000 (in the case of Bearer Securities) or any integral multiple thereof;

(13)	whether Securities will be issuable as Registered Securities or Bearer Securities;

(14)	whether and upon what terms Registered Securities and Bearer Securities may be exchanged;

(15)	whether any Securities will be represented by a Security in global form;

(16)	the terms of any global Security;

(17)	the terms of any tax indemnity;

(18)	the currencies (including any composite currency) in which principal or interest may be paid;

(19)	if payments of principal or interest may be made in a currency other than that in which Securities are denominated, the manner for determining such payments;

(20)	if amounts of principal or interest may be determined by reference to an index, formula or other method, the manner for determining such amounts;

(21)	provisions for electronic issuance of Securities or for Securities in uncertificated form;

(22)	the portion of principal payable upon acceleration of a Discounted Security;

(23)	any Events of Default or covenants in addition to or in lieu of those set forth in this Indenture;

(24)	whether and upon what terms Securities may be defeased;

(25)	the forms of the Securities or any coupon, which may be in the form of Exhibit A or B;

(26)	any terms that may be required by or advisable under U.S. laws;

(27)
whether and upon what terms the Securities will be convertible into or exchangeable for Common Stock of the Company or other equity or debt securities, which may include the terms provided in Article 9; and

(28)	any other terms not inconsistent with this Indenture.

All Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series.

With respect to Securities of a series not to be issued at one time, the indenture supplemental hereto or the Bond Resolution which establishes such series, or the Officers’ Certificate pursuant to such supplemental indenture or Bond Resolution, as the case may be, may provide general terms or parameters for Securities of such series and provide either that the specific terms of Securities of such series, or any Security thereof, shall be specified in an Officers’ Certificate or that such terms shall be determined by the Company or its agents in accordance with procedures specified in an Officers’ Certificate.

Prior to the original issuance of Securities of any series the Trustee shall have received and (subject to Section 7.01) shall be fully protected in relying upon:

(1)
the Bond Resolution or indenture supplemental hereto establishing the form of the Securities of that series pursuant to Section 2.01 and the terms of the Securities of that series pursuant to Section 2.01;

(2)	an Officers’ Certificate pursuant to Sections 11.03 and complying with Section 11.04;

(3)	an Opinion of Counsel complying with Section 11.04 which shall also state:

(A)
that the form of such Securities has been established by or pursuant to a Bond Resolution or by an indenture supplemental hereto as permitted by Section 2.01 in conformity with the provisions of this Indenture;

(B)
that the terms of such Securities have been established by or pursuant to a Bond Resolution or by an indenture supplemental hereto as permitted by Section 2.01 in conformity with the provisions of this Indenture;

(C)
that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles; and

(D)	such other matters as the Trustee may reasonably request.

The Trustee shall have the right to decline to authenticate and deliver any Securities of such series:

(1)	if the Trustee, being advised by counsel, determines that such action may not lawfully be taken;

(2)
if the Trustee in good faith by its Board of Directors, executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that such actin would expose the Trustee to personal liability to Holders of any outstanding series of Securities; or

(3)
if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

With respect to Securities of a series not to be issued at one time, the Trustee may conclusively rely, as to the authorization by the Company of any such Securities, the forms and terms thereof, the validity thereof and the compliance of the authentication and delivery thereof with the terms and conditions of this Indenture, upon the Opinion or Opinions of Counsel and the certificates and other documents delivered pursuant to this Article at or prior to the time of the first authentication and delivery of Securities of such series until any of such opinions, certificates or other documents have been superseded or revoked or expired by their terms.  In connection with the authentication and delivery of Securities of a series not to be issued at one time, the Trustee shall be entitled to assume that the Company’s instructions to authenticate and deliver such Securities do not violate any applicable law or any applicable rule, regulation or order of any governmental authority having jurisdiction over the Company.

SECTION 2.02.            Execution and Authentication.

Two Officers shall sign the Securities by manual or facsimile signature.  The Company’s seal shall be reproduced on the Securities.  An Officer shall sign any coupons by facsimile signature.

If an Officer whose signature is on a Security or its coupons no longer holds that office at the time the Security is authenticated or delivered, the Security and coupons shall nevertheless be valid.

A Security and its coupons shall not be valid until the Security is authenticated by the manual signature of the Trustee.  The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

Unless otherwise specified as contemplated by Section 2.01, each Registered Security shall be dated the date of its authentication.  Each Bearer Security shall be dated the date of its original issuance or as provided in the Bond Resolution.

Securities may have notations, legends or endorsements required by law, stock exchange rule, agreement or usage.

In the event Securities are issued in electronic or other uncertificated form, such Securities may be validly issued without the signatures or seal contemplated by this Section 2.02.

SECTION 2.03.            Bond Agents.

The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Transfer Agent”), where Securities may be presented for payment (“Paying Agent”) and where Securities may be presented for conversion (“Conversion Agent”).  Whenever the Company must issue or deliver Securities pursuant to this Indenture, the Trustee shall authenticate the Securities at the Company’s written request.  The Transfer Agent shall keep a register of the Securities and of their transfer and exchange.

The Company may appoint more than one Transfer Agent, Paying Agent or Conversion Agent for a series.  The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture.  If the Company does not appoint or maintain a Transfer Agent, Paying Agent or Conversion Agent for a series, the Trustee shall act as such.

SECTION 2.04.            Bearer Securities.

U.S. laws and Treasury Regulations restrict sales or exchanges of and payments on Bearer Securities.  Therefore, except as provided below:

(1)
Bearer Securities will be offered, sold and delivered only outside the United States and will be delivered only upon presentation of a certificate in a form prescribed by the Company to comply with U.S. laws and regulations.

(2)	Bearer Securities will not be issued in exchange for Registered Securities.

(3)
All payments of principal and interest (including original issue discount) on Bearer Securities will be made outside the United States by a Paying Agent located outside the United States unless the Company determines that:

(A)	such payments may not be made by such Paying Agent because the payments are illegal or prevented by exchange controls as described in Treasury Regulation § 1.163-5(c)(2)(v); and

(B)	making the payments in the United States would not have an adverse tax effect on the Company.

If there is a change in the relevant provisions of U.S. laws or Treasury Regulations or the judicial or administrative interpretation thereof, a restriction set forth in paragraph (1), (2) or (3) above will not apply to a series if the Company determines that the relevant provisions no longer apply to the series or that failure to comply with the relevant provisions would not have an adverse tax effect on the Company or on Securityholders or cause the series to be treated as “registration-required” obligations under U.S. law.

The Company shall notify the Trustee of any determinations by the Company under this Section.

“Treasury Regulations” means regulations of the U.S. Treasury Department under the Internal Revenue Code of 1986, as amended.

SECTION 2.05.            Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent for a series other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the persons entitled thereto all money held by the Paying Agent for the payment of principal of or interest on the series, and will notify the Trustee of any default by the Company in making any such payment.

While any such default continues, the Trustee may require a Paying Agent to pay all money so held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money.

If the Company or an Affiliate acts as Paying Agent for a series, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent for the series.

The Company may elect not to exchange or register the transfer of any Security for a period of 15 days before a selection of Securities to be redeemed.

SECTION 2.06.            Securityholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders.  If the Trustee is not the Transfer Agent, the Company shall furnish to the Trustee semiannually and at such other times as the Trustee may request a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of Registered Securities and Holders of Bearer Securities whose names are on the list referred to below.

The Transfer Agent shall keep a list of the names and addresses of Holders of Bearer Securities who file a request to be included on such list.  A request will remain in effect for two years but successive requests may be made.

Whenever the Company or the Trustee is required to mail a notice to all Holders of Registered Securities of a series, it also shall mail the notice to Holders of Bearer Securities of the series whose names are on the list.

Whenever the Company is required to publish a notice to all Holders of Bearer Securities of a series, it also shall mail the notice to such of them whose names are on the list.

SECTION 2.07.            Transfer and Exchange.

Unless otherwise specified as contemplated by Section 2.01 where Registered Securities of a series are presented to the Transfer Agent with a request to register transfer or to exchange them for an equal principal amount of Registered Securities of other denominations of the series, the Transfer Agent shall register the transfer or make the exchange if its requirements for such transactions are met.

The Transfer Agent may require a Holder to pay a sum sufficient to cover any taxes imposed on a transfer or exchange.

If a series provides for Registered and Bearer Securities and for their exchange, Bearer Securities may be exchanged for Registered Securities and Registered Securities may be exchanged for Bearer Securities as provided in the Securities or the Bond Resolution if the requirements of the Transfer Agent for such transactions are met and if Section 2.04 permits the exchange.

SECTION 2.08.            Replacement Securities.

If the Holder of a Security or coupon claims that it has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Company or the Trustee that the Security or coupon has been acquired by a bona fide purchaser, the Company shall issue a replacement Security or coupon if the Company and the Trustee receive:

(1)	evidence satisfactory to them of the loss, destruction or taking;

(2)	an indemnity bond satisfactory to them; and

(3)	payment of a sum sufficient to cover their expenses and any taxes for replacing the Security or coupon.

A replacement Security shall have coupons attached corresponding to those, if any, on the replaced Security.

Every replacement Security or coupon is an additional obligation of the Company.

SECTION 2.09.            Outstanding Securities.

The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

If Securities are considered paid under Section 4.02, they cease to be outstanding and interest on them ceases to accrue.

A Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

SECTION 2.10.            Discounted Securities.

In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, the principal amount of a Discounted Security shall be the amount of principal that would be due as of the date of such determination if payment of the Security were accelerated on that date.

SECTION 2.11.            Treasury Securities.

In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.

SECTION 2.12.            Global Securities.

If the Bond Resolution so provides, the Company may issue some or all of the Securities of a series in temporary or permanent global form.  A global Security may be in registered form, in bearer form with or without coupons or in uncertificated form.  A global Security shall represent that amount of Securities of a series as specified in the global Security or as endorsed thereon from time to time.  At the Company’s written request, the Trustee shall endorse a global Security to reflect the amount of any increase or decrease in the Securities represented thereby.

The Company may issue a global Security only to a depository designated by the Company.  A depository may transfer a global Security only as a whole to its nominee or to a successor depository.

The Bond Resolution may establish, among other things, the manner of paying principal and interest on a global Security and whether and upon what terms a beneficial owner of an interest in a global Security may exchange such interest for definitive Securities.

The Company, any Affiliate, the Trustee and any Agent shall not be responsible for any acts or omissions of a depository, for any depository records of beneficial ownership interests or for any transactions between the depository and beneficial owners.

SECTION 2.13.            Temporary Securities.

Until definitive Securities of a series are ready for delivery, the Company may use temporary Securities.  Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities.  Temporary Securities may be in global form.  Temporary Bearer Securities may have one or more coupons or no coupons.  Without unreasonable delay, the Company shall deliver definitive Securities in exchange for temporary Securities.

SECTION 2.14.            Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation.  The Transfer Agent and the Paying Agent shall forward to the Registrar any Securities and coupons surrendered to them for payment, exchange or registration of transfer.  The Trustee shall cancel all Securities or coupons surrendered for payment, registration of transfer, exchange or cancellation as follows:  the Trustee will cancel all Registered Securities and matured coupons. The Trustee also will cancel all Bearer Securities and unmatured coupons unless the Company requests the Trustee to hold the same for redelivery.  Any Bearer Securities so held shall be considered delivered for cancellation under Section 2.09.  The Trustee shall destroy cancelled Securities and coupons unless the Company otherwise directs.

Unless the Bond Resolution otherwise provides, the Company may not issue new Securities to replace Securities that the Company has paid or that the Company has delivered to the Trustee for cancellation.

SECTION 2.15.            Defaulted Interest.

If the Company defaults in a payment of interest on Registered Securities of a series, it need not pay the defaulted interest to Holders on any regular record date established with respect to Registered Securities of such series.  The Company may fix a special record date for determining Holders entitled to receive defaulted interest or the Company may pay defaulted interest in any other lawful manner.

SECTION 2.16.            Persons Deemed Owners.

The Company, any Affiliate, the Trustee and any Agent may treat the person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and premium, if any, and (subject to Sections 2.07 and 2.15) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee, any Affiliate nor any Agent shall be affected by notice to the contrary.

SECTION 2.17.            Computation of Interest.

Except as otherwise specified as contemplated by Section 2.01 for Securities of any series, interest on the Securities of each series shall be computed on the basis of three hundred sixty (360) day year consisting of twelve (12) thirty (30) day months and, with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed during such period.

ARTICLE 3

REDEMPTION

SECTION 3.01.            Notices to Trustee.

Securities of a series that are redeemable before maturity shall be redeemable in accordance with their terms and, unless the Bond Resolution otherwise provides, in accordance with this Article.

In the case of a redemption by the Company, the Company shall notify the Trustee of the redemption date and the principal amount of Securities to be redeemed.  The Company shall notify the Trustee at least 45 days before the redemption date unless a shorter notice is satisfactory to the Trustee.

If the Company is required to redeem Securities, it may reduce the principal amount of Securities required to be redeemed to the extent it is permitted a credit by the terms of the Securities and it notifies the Trustee of the amount of the credit and the basis for it.  If the reduction is based on a credit for acquired or redeemed Securities that the Company has not previously delivered to the Trustee for cancellation, the Company shall deliver the Securities at the same time as the notice.

SECTION 3.02.            Selection of Securities to Be Redeemed.

If less than all the Securities of a series are to be redeemed, the Trustee shall select the Securities to be redeemed by a method the Trustee considers fair and appropriate.  The Trustee shall make the selection from Securities of the series outstanding not previously called for redemption.  The Trustee may select for redemption portions of the principal of Securities having denominations larger than the minimum denomination for the series.  Securities and portions thereof selected for redemption shall be in amounts equal to the minimum denomination for the series or an integral multiple thereof.  Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03.            Notice of Redemption.

At least 30 days before a redemption date, the Company shall mail a notice of redemption by first-class mail to each Holder of Registered Securities whose Securities are to be redeemed.

If Bearer Securities are to be redeemed, the Company shall publish a notice of redemption in an Authorized Newspaper as provided in the Securities.

A notice shall identify the Securities of the series to be redeemed and shall state:

(1)	the redemption date;

(2)	the redemption price;

(3)	the name and address of the Paying Agent;

(4)	that Securities called for redemption, together with all coupons, if any, maturing after the redemption date, must be surrendered to the Paying Agent to collect the redemption price;

(5)	that interest on Securities called for redemption ceases to accrue on and after the redemption date;

(6)	whether the redemption by the Company is mandatory or optional; and

(7)
whether the redemption is conditional as provided in Section 3.04, the terms of the condition, and that, if the condition is not satisfied or is not waived by the Company, the Securities will not be redeemed and such a failure to redeem will not constitute an Event of Default.

A redemption notice given by publication need not identify Registered Securities to be redeemed.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense.

SECTION 3.04.            Effect of Notice of Redemption.

Except as provided below, once notice of redemption is given, Securities called for redemption become due and payable on the redemption date at the redemption price stated in the notice.

A notice of redemption may provide that it is subject to the occurrence of any event before the date fixed for such redemption as described in such notice (“Conditional Redemption”) and such notice of Conditional Redemption shall be of no effect unless all such conditions to the redemption have occurred before such date or have been waived by the Company.

SECTION 3.05.            Payment of Redemption Price.

On or before the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date.

When the Holder of a Security surrenders it for redemption in accordance with the redemption notice, the Company shall pay to the Holder on the redemption date the redemption price and accrued interest to such date, except that:

(1)	the Company will pay any such interest (except defaulted interest) to Holders on the record date of Registered Securities if the redemption date occurs on an interest payment date; and

(2)	the Company will pay any such interest to Holders of coupons that mature on or before the redemption date upon surrender of such coupons to the Paying Agent.

Coupons maturing after the redemption date on a called Security are void absent a payment default on that date.  Nevertheless, if a Holder surrenders for redemption a Bearer Security missing any such coupons, the Company may deduct the face amount of such coupons from the redemption price. If thereafter the Holder surrenders to the Paying Agent the missing coupons, the Company will return the amount so deducted.  The Company also may waive surrender of the missing coupons if it receives an indemnity bond satisfactory to the Company.

SECTION 3.06.            Securities Redeemed in Part.

Upon surrender of a Security that is redeemed in part, the Company shall deliver to the Holder a new Security of the same series equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE 4

COVENANTS

SECTION 4.01.            Certain Definitions.

“Lien” means any mortgage, pledge, security interest or lien.

Subsidiary” means a corporation a majority of whose Voting Stock is owned by the Company or a Subsidiary.

“Voting Stock” means capital stock having voting power under ordinary circumstances to elect directors.

“Yield to Maturity” means the yield to maturity on a Security at the time of its issuance or at the most recent determination of interest on the Security.

SECTION 4.02.            Payment of Securities.

The Company shall pay the principal of and interest on a series in accordance with the terms of the Securities for the series, any related coupons, and this Indenture.  Principal and interest on a series shall be considered paid on the date due if the Paying Agent for the series holds on that date money sufficient to pay all principal and interest then due on the series.

SECTION 4.03.            Overdue Interest.

Unless the Bond Resolution otherwise provides, the Company shall pay interest on overdue principal of a Security of a series at the rate (or Yield to Maturity in the case of a Discounted Security) borne by the series; it shall pay interest on overdue installments of interest at the same rate or Yield to Maturity to the extent lawful.

SECTION 4.04.            No Lien Created, etc.

This Indenture and the Securities do not create a Lien, charge or encumbrance on any property of the Company or any Subsidiary.

SECTION 4.05.            Compliance Certificate.

The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, a brief certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company, as to the signer’s knowledge of the Company’s compliance with all conditions and covenants under this Indenture (determined without regard to any period of grace or requirement of notice provided herein).

Any other obligor on the Securities shall also deliver to the Trustee such a certificate as to its compliance with this Indenture within 120 days after the end of each of its fiscal years.

The certificates need not comply with Section 11.04.

SECTION 4.06.            SEC Reports.

The Company shall file with the Trustee, within 15 days after the Company is required to file the same with the SEC, copies of the annual reports and of the information, documents, and other reports (or such portions of the foregoing as the SEC may prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Any other obligor on the Securities shall do likewise as to the above items which it is required to file with the SEC pursuant to those sections.

ARTICLE 5

SUCCESSORS

SECTION 5.01.            When Company May Merge, etc.

Unless the Bond Resolution establishing a Series otherwise provides, the Company shall not consolidate with or merge into, or transfer all or substantially all of its assets to, any person unless:

(1)	the person is organized under the laws of the United States or a State thereof;

(2)	the person assumes by supplemental indenture all the obligations of the Company under this Indenture, the Securities and any coupons;

(3)	all required approvals of any regulatory body having jurisdiction over the transaction shall have been obtained;

(4)	immediately after the transaction no Default exists; and

(5)
the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

The successor shall be substituted for the Company, and thereafter all obligations of the Company under this Indenture, the Securities and any coupons shall terminate.

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01.            Events of Default.

Unless the Bond Resolution otherwise provides, an “Event of Default” on a series occurs if:

(1)	the Company defaults in any payment of interest on any Securities of the series when the same becomes due and payable and the Default continues for a period of 60 days;

(2)	the Company defaults in the payment of the principal of any Securities of the series when the same becomes due and payable at maturity or upon redemption, acceleration or otherwise;

(3)
the Company defaults in the payment or satisfaction of any sinking fund obligation with respect to any Securities of a Series as required by the Bond Resolution establishing such series and the Default continues for a period of 60 days;

(4)	the Company defaults in the performance of any of its other agreements applicable to the series and the Default continues for 90 days after the notice specified below;

(5)	the Company pursuant to or within the meaning of any Bankruptcy Law:

(A)	commences a voluntary case,

(B)	consents to the entry of an order for relief against it in an involuntary case,

(C)	consents to the appointment of a Custodian for it or for all or substantially all of its property, or

(D)	makes a general assignment for the benefit of its creditors;

(6)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)	is for relief against the Company in an involuntary case,

(B)	appoints a Custodian for the Company or for all or substantially all of its property, or

(C)	orders the liquidation of the Company,

(D)	and the order or decree remains unstayed and in effect for 60 days; or

(7)	there occurs any other Event of Default provided for in the series.

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator or a similar official under any Bankruptcy Law.

A Default under clause (4) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the series notify the Company of the Default and the Company does not cure the Default within the time specified after receipt of the notice.  The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.”  If Holders notify the Company of a Default, they shall notify the Trustee at the same time.

The failure to redeem any Security subject to a Conditional Redemption is not an Event of Default if any event on which such redemption is so conditioned does not occur and is not waived before the redemption date.

SECTION 6.02.            Acceleration.

If an Event of Default occurs and is continuing on a series, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the series by notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Securities of the series to be due and payable immediately.  Discounted Securities may provide that the amount of principal due upon acceleration is less than the stated principal amount.

The Holders of a majority in principal amount of the series by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default on the series have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

SECTION 6.03.            Other Remedies.

If an Event of Default occurs and is continuing on a series, the Trustee may pursue any available remedy to collect principal or interest then due on the series, to enforce the performance of any provision applicable to the series, or otherwise to protect the rights of the Trustee and Holders of the series.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or coupons or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

SECTION 6.04.            Waiver of Past Defaults.

Unless the Bond Resolution otherwise provides, the Holders of a majority in principal amount of a series by notice to the Trustee may waive an existing Default on the series and its consequences except:

(1)	a Default in the payment of the principal of or interest on the series, or

(2)	a Default in respect of a provision that under Section 10.02 cannot be amended without the consent of each Securityholder affected.

SECTION 6.05.            Control by Majority.

The Holders of a majority in principal amount of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred on the Trustee, with respect to the series.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or would expose the Trustee to personal liability or be unduly prejudicial to holders not joining therein, and the Trustee may take any other action deemed proper by the Trustee which is not provided for in such notice.

SECTION 6.06.            Limitation on Suits.

A Securityholder of a series may pursue a remedy with respect to the series only if:

(1)	the Holder gives to the Trustee notice of a continuing Event of Default on the series;

(2)	the Holders of at least 25% in principal amount of the series make a request to the Trustee to pursue the remedy;

(3)	such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)	the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5)	during such 60-day period the Holders of a majority in principal amount of the series do not give the Trustee a direction inconsistent with such request.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

SECTION 6.07.            Collection Suit by Trustee.

If an Event of Default in payment of interest, principal or sinking fund specified in Section 6.01(1), (2) or (3) occurs and is continuing on a series, the Trustee may recover judgment in it own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the series.

SECTION 6.08.            Priorities.

If the Trustee collects any money for a series pursuant to this Article, it shall pay out the money in the following order:

First:  to the Trustee for amounts due under Section 7.06;

Second:  to Securityholders of the series for amounts due and unpaid for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable for principal and interest, respectively; and

Third:  to the Company.

The Trustee may fix a payment date for any payment to Securityholders.

ARTICLE 7

TRUSTEE

SECTION 7.01.            Rights of Trustee.

(1)	The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(2)
Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Certificate or Opinion.

(3)	The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(4)	The Trustee shall not be liable for any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(5)
The Trustee may refuse to perform any duty or exercise any right or power which it reasonably believes may expose it to any loss, liability or expense unless it receives indemnity satisfactory to it against such loss, liability or expense.

(6)
The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(7)	The Trustee shall have no duty with respect to a Default unless it has actual knowledge of the Default.

(8)	The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized and within its powers.

(9)	Any Agent shall have the same rights and be protected to the same extent as if it were Trustee.

SECTION 7.02.            Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities or coupons and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 7.03.            Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities or any coupons; it shall not be accountable for the Company’s use of the proceeds from the Securities; it shall not be responsible for any statement in the Securities or any coupons; it shall not be responsible for any overissue; it shall not be responsible for determining whether the form and terms of any Securities or coupons were established in conformity with this Indenture; and it shall not be responsible for determining whether any Securities were issued in accordance with this Indenture.

SECTION 7.04.            Notice of Defaults.

If a Default occurs and is continuing on a series and if it is known to the Trustee, the Trustee shall mail a notice of the Default within 90 days after it occurs to Holders of Registered Securities of the series.  Except in the case of a Default in payment on a series, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Holders of the series.  The Trustee shall withhold notice of a Default described in Section 6.01(4) until at least 90 days after it occurs.

SECTION 7.05.            Reports by Trustee to Holders.

Any report required by TIA § 313(a) to be mailed to Securityholders shall be mailed by the Trustee on or before October 15 of each year.

A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which any Securities are listed.  The Company shall notify the Trustee when any Securities are listed on a stock exchange.

SECTION 7.06.            Compensation and Indemnity.

The Company shall pay to the Trustee from time to time reasonable compensation for its services.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel.

The Company shall indemnify the Trustee against any loss or liability incurred by it.  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  The Company shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.  The Company need not pay for any settlement made without its consent.

The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities and any coupons on all money or property held or collected by the  Trustee, except that held in trust to pay principal or interest on particular securities.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(5) or (6) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

The provisions of the Section shall survive any termination or discharge of this Indenture (including without limitation any termination under any Bankruptcy Law) and the resignation or removal of the Trustee.

SECTION 7.07.            Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign by so notifying the Company.  The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee.

The Company may remove the Trustee if:

(1)	the Trustee fails to comply with TIA § 310(a) or § 310(b) or with Section 7.09;

(2)	the Trustee is adjudged a bankrupt or an insolvent;

(3)	a Custodian or other public officer takes charge of the Trustee or its property;

(4)	the Trustee becomes incapable of acting; or

(5)	an event of the kind described in Section 6.01(5) or (6) occurs with respect to the Trustee.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with TIA § 310(a) or § 310(b) or with Section 7.09, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders of Registered Securities.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06.

SECTION 7.08.            Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.09.            Trustee’s Capital and Surplus.

The Trustee at all times shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published report of condition.

ARTICLE 8

DISCHARGE OF INDENTURE

SECTION 8.01.            Defeasance.

Securities of a series may be defeased in accordance with their terms and, unless the Bond Resolution otherwise provides, in accordance with this Article.

The Company at any time may terminate as to a series all of its obligations under this Indenture, the Securities of the series and any related coupons (“legal defeasance option”).  The Company at any time may terminate as to a series its obligations, if any, under any restrictive covenants which may be applicable to a particular series (“covenant defeasance option”).  However, in the case of the legal defeasance option, the Company’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.06, 7.07 and 8.04 shall survive until the Securities of the series are no longer outstanding; thereafter the Company’s obligations in Section 7.06 shall survive.

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.  If the Company exercises its legal defeasance option, a series may not be accelerated because of an Event of Default.  If the Company exercises its covenant defeasance option, a series may not be accelerated by reference to any restrictive covenants which may be applicable to a particular series so defeased under the terms of the series.

The Trustee upon request shall acknowledge in writing the discharge of those obligations that the Company terminates.

SECTION 8.02.            Conditions to Defeasance.

The Company may exercise as to a series its legal defeasance option or its covenant defeasance option if:

(1)	the Company irrevocably deposits in trust with the Trustee or another trustee money or U.S. Government Obligations;

(2)
the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants (“verification report”) expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government Obligations without reinvestment plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities of the series to maturity or redemption, as the case may be;

(3)	immediately after the deposit no Default exists;

(4)	the deposit does not constitute a default under any other agreement binding on the Company;

(5)	the deposit does not cause the Trustee to have a conflicting interest under TIA § 310(a) or § 310(b) as to another series;

(6)
the Company delivers to the Trustee an Opinion of Counsel to the effect that Holders of the series will not recognize income, gain or loss for Federal income tax purposes as a result of the defeasance; and

(7)	91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.01(5) or (6) occurs that is continuing at the end of the period.

Before or after a deposit the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

“U.S. Government Obligations” means direct obligations of (i) the United States or (ii) an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case, have the full faith and credit of the United States pledged for payment and which are not callable at the issuer’s option, or certificates representing an ownership interest in such obligations.

SECTION 8.03.            Application of Trust Money.

The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.02.  It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on Securities of the defeased series.

SECTION 8.04.            Repayment to Company.

The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.  The Trustee may request a verification report.

The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years.  After payment to the Company, Securityholders entitled to the money must look to the Company for payment as unsecured general creditors unless an abandoned property law designates another person.

ARTICLE 9

CONVERSION

SECTION 9.01.            Conversion Privilege.

If the Bond Resolution establishing the terms of a series of securities so provides, Securities of any series may be convertible into or for Common Stock or other equity or debt securities (a “Conversion Right”). The Bond Resolution may establish, among other things, the Conversion Rate, provisions for adjustments to the Conversion Rate and limitations upon exercise of the Conversion Right.

Unless the Bond Resolution otherwise provides, a Holder may convert a portion of a Security if the portion is $1,000 or an integral multiples thereof.  Provisions of this Indenture that apply to the conversion of the aggregate principal amount of a Security also apply to conversion of a portion of it.

SECTION 9.02.            Conversion Procedure.

To convert a Security a Holder must satisfy all requirements in the Securities or the Bond Resolution and (i) complete and manually sign the conversion notice (the “Conversion Notice”) provided for in the Bond Resolution or the Security (or complete and manually sign a facsimile thereof) and deliver such notice to the Conversion Agent or any other office or agency maintained for such purpose, (ii) surrender the Security to the Conversion Agent or at such other office or agency by physical delivery, (iii) if required, furnish appropriate endorsements and transfer documents, and (iv) if required, pay all transfer or similar taxes.  The date on which such notice shall have been received by and the Security shall have been so surrendered to the Conversion Agent is the “Conversion Date.”  Such Conversion Notice shall be irrevocable and may not be withdrawn by a Holder for any reason.

The Company will complete settlement of any conversion of Securities not later than the fifth business day following the Conversion Date in respect of the cash portion elected to be delivered in lieu of the securities into which the Security is convertible and not later than the seventh business day following the Conversion Date in respect of the portion to be settled in such securities.

If any Security is converted between the record date for the payment of interest and the next succeeding interest payment date, such Security must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount so converted (unless such Security shall have been called for redemption during such period, in which case no such payment shall be required).  A Security converted on an interest payment date need not be accompanied by any payment, and the interest on the principal amount of the Security being converted will be paid on such interest payment date to the registered holder of such Security on the immediately preceding record date. Subject to the aforesaid right of the registered holder to receive interest, no payment or adjustment will be made on conversion for interest accrued on the converted Security or for interest, dividends or other distributions payable on any security issued on conversion.

If a Holder converts more than one Security at the same time, the securities into which the Security is convertible issuable or cash payable upon the conversion shall be based on the total principal amount of the Securities converted.

Upon surrender of a Security that is converted in part the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered; except that if a Global Security is so surrendered the Trustee shall authenticate and deliver to the Depositary a new Global Security in a denomination equal to and in exchange for the unconverted portion of the principal of the Global Security so surrendered.

If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.

SECTION 9.03.            Taxes on Conversion.

If a Holder of a Security exercises a Conversion Right, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of the securities into which the Security is convertible upon the conversion.  However, the Holder shall pay any such tax which is due because securities or other property are issued in a name other than the Holder’s name.  Nothing herein shall preclude any income tax or other withholding required by law or regulations.

SECTION 9.04.            Company Determination Final.

Any determination that the Board of Directors makes pursuant to this Article 9 or consistent with terms provided for in any Bond Resolution is conclusive, absent manifest error.

SECTION 9.05.            Trustee’s and Conversion Agent’s Disclaimer.

The Trustee (and each Conversion Agent other than the Company) has no duty to determine when or if an adjustment under this Article 9 or any Bond Resolution should be made, how it should be made or calculated or what it should be.  The Trustee (and each Conversion Agent other than the Company) makes no representation as to the validity or value of any securities issued upon conversion of Securities.  The Trustee (and each Conversion Agent other than the Company) shall not be responsible for the Company’s failure to comply with this Article 9 or any provision of a Bond Resolution relating to a Conversion Right.

SECTION 9.06.            Company to Provide Conversion Securities.

The Company shall reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury sufficient shares to permit the conversion of all of the Securities convertible into Common Stock.  The Company shall arrange and make available for issuance upon conversion the full amount of any other securities into which the Securities are convertible to permit such conversion of the Securities.

All shares of Common Stock or other equity securities of any person which may be issued upon conversion of the Securities shall be validly issued, fully paid and non-assessable.

The Company will comply with all securities laws regulating the offer and delivery of securities upon conversion of Securities.

SECTION 9.07.            Cash Settlement Option.

If the Bond Resolution so provides, the Company may elect to satisfy, in whole or in part, a Conversion Right of Securities convertible into Common Stock or other securities of any person by the delivery of cash.  The amount of cash to be delivered shall be equal to the Market Price on the last Trading Day preceding the applicable Conversion Date of a share of Common Stock or other securities of any person into which the Securities are convertible multiplied by the number of shares of Common Stock or the number of shares or principal amount of other securities into which the Securities are convertible, respectively, in respect of which the Company elects to deliver cash.  If the Company elects to satisfy, in whole or in part, a Conversion Right by the delivery of shares of Common Stock or other securities, no fractional shares or portion of other securities will be delivered.  Instead, the Company will pay cash based on the Market Price for such fractional share of Common Stock or portion of other securities.

The “Market Price” of the Common Stock into which Securities or other equity securities into which the Securities are convertible may be converted pursuant to a Bond Resolution or this Article 9 on any Trading Day means the weighted average per share sale price for all sales of the Common Stock or other equity securities on such Trading Day (or, if the information necessary to calculate such weighted average per share sale price is not reported, the average of the high and low sale prices, or if no sales are reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices), as reported in the composite transactions for the New York Stock Exchange, or if the Common Stock or other equity securities into which the Securities are convertible is not listed or admitted to trading on such exchange, as reported in the composite transactions for the principal national or regional United States securities exchange on which the Common Stock or other equity securities into which the Securities are convertible is listed or admitted to trading or, if the Common Stock or other equity securities into which the Securities are convertible is not listed or admitted to trading on a United States national or regional securities exchange, as reported by NASDAQ or by the National Quotation Bureau Incorporated or if not so reported as determined in the manner set forth in the appropriate Bond Resolution.  In the absence of such quotations, the Company shall be entitled to determine the Market Price on the basis of such quotations as it considers appropriate.

The “Market Price” of any debt security into which Securities are convertible shall be determined as set forth in the applicable Bond Resolution.

SECTION 9.08.            Adjustment in Conversion Rate for Change in Capital Stock.

If the Securities are convertible into Common Stock and the Company:

(1)	pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

(2)	subdivides its outstanding shares of Common Stock into a greater number of shares;

(3)	combines its outstanding shares of Common Stock into a smaller number of shares;

(4)	pays a dividend or makes a distribution on its Common Stock in shares of its Capital Stock other than Common Stock; or

(5)	issues by reclassification of its Common Stock any shares of its Capital Stock,

then the conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted may receive the number of shares of Capital Stock of the Company (or, at the Company’s option, an equivalent amount in cash) which he would have owned immediately following such action if he had converted the Security immediately prior to such action.

The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

If the Security into which the Securities are convertible are other than Common Stock of the Company, the conversion rate shall be subject to adjustment as set forth in the applicable Bond Resolution.

If after an adjustment a Holder of a Security may, upon conversion, receive shares of two or more classes of Capital Stock of the Company or other securities, the Board of Directors of the Company shall determine allocation of the adjusted Conversion Rate between or among the classes of Capital Stock or other securities.  After such allocation, the conversion privilege and the Conversion Rate of each class of Capital Stock or other securities shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Article or in such Bond Resolution.

SECTION 9.09.            Adjustment in Conversion Rate for Common Stock Issued Below Market Price.

If the Securities are convertible with Common Stock, and the Company issues to all holders of Common Stock rights, options or warrants to subscribe for or purchase shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock, or rights, options or warrants to subscribe for or purchase such convertible or exchangeable securities at a Price Per Share (as defined and determined according to the formula given below) lower than the current Market Price on the date of such issuance, the Conversion Rate shall be adjusted in accordance with the following formula:

AC = CC x O + N
                   O +   R
                     M

where:

AC =	the adjusted Conversion Rate.

CC =	the then current Conversion Rate.

O =	the number of shares of Common Stock outstanding immediately prior to such issuance (which number shall include shares owned or held by or for the account of the Company).

N =
the “Number of Shares,” which (i) in the case of rights, options or warrants to subscribe for or purchase shares of Common Stock or of securities convertible into or exchangeable for shares of Common Stock, is the maximum number of shares of Common Stock initially issuable upon exercise, conversion or exchange thereof; and (ii) in the case of rights, options or warrants to subscribe for or purchase convertible or exchangeable securities, is the maximum number of shares of Common Stock initially issuable upon the conversion or exchange of the convertible or exchangeable securities issuable upon the exercise of such rights, options or warrants.

R =
the proceeds received or receivable by the Company, which (i) in the case of rights, options or warrants to subscribe for or purchase shares of Common Stock or of securities convertible into or exchangeable for shares of Common Stock, is the aggregate amount received or receivable by the Company in consideration for the sale and issuance of such rights, options, warrants or convertible or exchangeable securities, plus the minimum aggregate amount of additional consideration, other than the convertible or exchangeable securities, payable to the Company upon exercise, conversion or exchange thereof; and (ii) in the case of rights, options or warrants to subscribe for or purchase convertible or exchangeable securities, is the aggregate amount received or receivable by the Company in consideration for the sale and issuance of such rights, options or warrants, plus the minimum aggregate consideration payable to the Company upon the exercise thereof, plus the minimum aggregate amount of additional consideration, other than the convertible or exchangeable securities, payable upon the conversion or exchange of the convertible or exchangeable securities; provided, that in each case the proceeds received or receivable by the Company shall be deemed to be the amount of gross cash proceeds without deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services or any expenses incurred in connection therewith.

M =
the current Market Price per share of Common Stock on the date of issue of the rights, options or warrants to subscribe for or purchase shares of Common Stock or the securities convertible into or exchangeable for shares of Common Stock or the rights, options or warrants to subscribe for or purchase convertible or exchangeable securities.

“Price Per Share” shall be defined and determined according to the following formula:

P =  R
     N

where:

P =	Price Per Share

and R and N have the meanings assigned above.

If the Company shall issue rights, options, warrants or convertible or exchangeable securities with respect to its Common Stock for a consideration consisting, in whole or in part, of property other than cash the amount of such consideration shall be determined in good faith by the Board of Directors whose determination shall be conclusive and evidenced by a resolution of the Board of Directors filed with the Trustee.

The adjustment shall be made successively whenever any such additional rights, options, warrants or convertible or  exchangeable securities with respect to its Common Stock are issued, and shall become effective immediately after the date of issue of such shares, rights, options, warrants or convertible or exchangeable securities.

To the extent that such rights, options or warrants to acquire Common Stock expire unexercised or to the extent any convertible or exchangeable securities with respect to its Common Stock are redeemed by the Company or otherwise cease to be convertible or exchangeable into shares of Common Stock, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustment made upon the date of issuance of such rights, options, warrants or convertible or exchangeable securities been made upon the basis of the issuance of rights, options or warrants to subscribe for or purchase only the number of shares of Common Stock as to which such rights, options or warrants were actually exercised and the number of shares of Common Stock that were actually issued upon the conversion or exchange of the convertible or exchangeable securities.

If the Securities are convertible into securities other than the Common Stock, any adjustment in the Conversion Rate required for the issuance or sale of the securities into which the Securities are convertible shall be made as set forth in the Bond Resolution.

SECTION 9.10.            Adjustment for Other Distributions.

If the Securities are initially convertible into Common Stock and the Company distributes to all holders of its Common Stock any of its assets or debt securities or any rights or warrants to purchase assets or debt securities of the Company, the Conversion Rate shall be adjusted in accordance with the following formula:

AC = CC x   (O x M)
                   (O x M) - F

where:

AC =	the adjusted Conversion Rate.

CC =	the then current Conversion Rate.

O =	the number of shares of Common Stock outstanding on the record date mentioned below (which number shall include shares owned or held by or for the account of the Company).

M =	the current Market Price per share of Common Stock on the record date mentioned below.

F =	the fair market value on the record date of the assets, securities, rights or warrants distributed. The Board of Directors of the Company shall determine the fair market value.

The adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

If the securities into which the Securities are convertible are other than Common Stock, any adjustments for such other distribution shall be made as set forth in the Bond Resolution.

This Section does not apply to cash dividends or distributions or to reclassifications or distributions referred to in Section 9.08.  Also, this Section does not apply to shares issued below Market Price referred to in Section 9.09.

SECTION 9.11.            Voluntary Adjustment.

The Company at any time may increase the Conversion Rate, temporarily or otherwise, by any amount but in no event shall such Conversion Rate result in the issuance of Capital Stock at a price less than the par value of such Capital Stock at the time such increase is made.

SECTION 9.12.            When Adjustment May Be Deferred.

No adjustment in the Conversion Rate need be made unless the adjustment would require a change of at least 1% in the Conversion Rate.  Any adjustments that are not made due to the immediately preceding sentence shall be carried forward and taken into account in any subsequent adjustment; provided, that any adjustment carried forward shall be deferred not in excess of three years, whereupon any adjustment to the Conversion Rate will be effected.

All calculations under this Article 9 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

SECTION 9.13.            When No Adjustment Required.

Except as set forth in Section 9.09, no adjustment in the Conversion Rate shall be made because the Company issues, in exchange for cash, property or services, shares of Common Stock, or any securities convertible into shares of Common Stock, or securities carrying the right to purchase shares of Common Stock or such convertible securities.

No adjustment in the Conversion Rate need be made for rights to purchase or the sale of Common Stock pursuant to a Company plan providing for reinvestment of dividends or interest.

No adjustment in the Conversion Rate need be made for a change in the par value of the Common Stock or other securities having a par value.

No adjustment need be made for a transaction referred to in Section 9.08, 9.09 or 9.10 if Securityholders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock or other securities into which the Securities are convertible participate in the transaction.

SECTION 9.14.            Notice of Adjustment.

Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders of Securities affected a notice of the adjustment.  The Company shall file with the Trustee an Officers’ Certificate or a certificate from the Company’s independent public accountants stating the facts requiring the adjustment and the manner of computing it.  The certificate shall be conclusive evidence that the adjustment is correct, absent manifest error.

SECTION 9.15.            Notice of Certain Transactions.

If:

(1)	the Company proposes to take any action that would require an adjustment in the Conversion Rate,

(2)	the Company proposes to take any action that would require a supplemental indenture pursuant to Section 9.16, or

(3)	there is a proposed liquidation or dissolution of the Company or of the issuer of any other security into which the Securities are convertible,

the Company shall mail to the Trustee and to Holders of Securities of any affected series a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution.  The Company shall mail the notice at least 15 days before such date.  Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

SECTION 9.16.            Reorganization of the Company.

If the Company is a party to a transaction subject to Section 5.01, the successor corporation (if other than the Company) shall enter into a supplemental indenture which shall provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets which he would have owned immediately after the consolidation, merger or transfer if he had converted the Security immediately before the effective date of the transaction.  The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article.  The successor company shall mail to Holders of Securities of any affected series a notice briefly describing the supplemental indenture.

If this Section applies, Sections 9.08, 9.09 and 9.10 do not apply.

ARTICLE 10

AMENDMENTS

SECTION 10.01.          Without Consent of Holders.

The Company, when authorized by a Bond Resolution, and the Trustee may amend this Indenture, the Securities or any coupons without the consent of any Securityholder:

(1)	to cure any ambiguity, omission, defect or inconsistency;

(2)	to comply with Article 5 or Section 9.16;

(3)	to provide that specific provisions of this Indenture shall not apply to a series not previously issued;

(4)	create a series and establish its terms;

(5)	to provide for a separate Trustee for one or more series; or

(6)	to make any change that does not materially adversely affect the rights of any Securityholder.

SECTION 10.02.          With Consent of Holders.

Unless the Bond Resolution otherwise provides, the Company and the Trustee may amend this Indenture, the Securities and any coupons with the written consent of the Holders of a majority in principal amount of the Securities of all series affected by the amendment voting as one class.  However, without the consent of each Securityholder of each series affected, an amendment under this Section may not:

(1)	reduce the amount of Securities whose Holders must consent to an amendment;

(2)	reduce the interest on or change the time for payment of interest on any Security;

(3)	change the fixed maturity of any Security;

(4)	reduce the principal of any non-Discounted Security or reduce the amount of principal of any Discounted Security that would be due upon an acceleration thereof;

(5)	change the currency in which principal or interest on a Security is payable;

(6)	make any change that materially adversely affects the right to convert any Security; or

(7)
make any change in Section 6.04 or 10.02, except to increase the amount of Securities whose Holders must consent to an amendment or waiver or to provide that other provisions of this Indenture cannot be amended or waived without the consent of each Securityholder affected thereby.

An amendment of a provision included solely for the benefit of one or more series does not affect Securityholders of any other series.

Securityholders need not consent to the exact text of a proposed amendment or waiver; it is sufficient if they consent to the substance thereof.

SECTION 10.03.          Compliance with Trust Indenture Act.

Every amendment pursuant to Section 10.01 or 10.02 shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

If a provision of the TIA requires or permits a provision of this Indenture and the TIA provision is amended, then the Indenture provision shall be automatically amended to like effect.

SECTION 10.04.          Effect of Consents.

An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Securityholder entitled to consent to it.

A consent to an amendment or waiver by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security that evidences the same debt as the consenting Holder’s Security. Any Holder or subsequent Holder may revoke the consent as to his Security if the Trustee receives notice of the revocation before the amendment or waiver becomes effective.

The Company may fix a record date for the determination of Holders of Registered Securities entitled to give a consent.  The record date shall not be less than 10 nor more than 60 days prior to the first written solicitation of Securityholders.

SECTION 10.05.          Notation on or Exchange of Securities.

The Company or the Trustee may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated.  The Company may issue in exchange for affected Securities new Securities that reflect the amendment or waiver.

SECTION 10.06.          Trustee Protected.

The Trustee need not sign any supplemental indenture that adversely affects its rights.  The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate each stating that the execution of any amendment or supplement or waiver authorized pursuant to this Article is authorized or permitted by this Indenture, and that such amendment or supplement or waiver constitutes the legal, valid and binding obligation of the Company.

ARTICLE 11

MISCELLANEOUS

SECTION 11.01.          Trust Indenture Act.

The provisions of TIA §§ 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not expressly set forth herein.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 11.02.          Notices.

Any notice by one party to another is duly given if in writing and delivered in person, sent by facsimile transmission confirmed by mail or mailed by first-class mail to the other’s address shown below:

Company:          Southwestern Public Service Company
Tyler at Sixth
Amarillo, Texas  79101

Fax: 806-378-2995

Attention:  Secretary

Trustee:              The Chase Manhattan Bank
450 West 33rd Street, 15th Floor
New York, New York  10001

Fax:  212-946-8159

Attention:  Corporate Trust Department

A party by notice to the other parties may designate additional or different addresses for subsequent notices.

Any notice mailed to a Securityholder shall be mailed to his address shown on the register kept by the Transfer Agent or on the list referred to in Section 2.06.  Failure to mail a notice to a Securityholder or any defect in a notice mailed to a Securityholder shall not affect the sufficiency of the notice mailed to other Securityholders or the sufficiency of any published notice.

If a notice is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

If in the Company’s opinion it is impractical to mail a notice required to be mailed or to publish a notice required to be published, the Company may give such substitute notice as the Trustee approves.  Failure to publish a notice as required or any defect in it shall not affect the sufficiency of any mailed notice.

All notices shall be in the English language, except that any published notice may be in an official language of the country of publication.

A “notice” includes any communication required by this Indenture.

SECTION 11.03.          Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall if so requested furnish to the Trustee:

(1)	an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)	an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.04.          Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)	a statement that the person making such certificate or opinion has read such covenant or condition;

(2)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)
a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)	a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 11.05.          Rules by Company and Agents.

The Company may make reasonable rules for action by or a meeting of Securityholders.  An Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.06.          Legal Holidays.

A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions or trust companies are not required to be open.  If a payment date is a Legal Holiday at a place of payment, unless the Bond Resolution establishing a series otherwise provides with respect to Securities of the series, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 11.07.          No Recourse Against Others.

All liability described in the Securities of any director, officer, employee or stockholder, as such, of the Company is waived and released.

SECTION 11.08.          Duplicate Originals.

The parties may sign any number of copies of this Indenture.  One signed copy is enough to prove this Indenture.

SECTION 11.09.          Governing Law.

The laws of the State of New York shall govern this Indenture, the Securities and any coupons, unless federal law governs.

SIGNATURES

Dated: February 1, 1999	SOUTHWESTERN PUBLIC SERVICE COMPANY

	By	/s/ Brian P. Jackson
Name: Brian P. Jackson
Title: Senior Vice President, Chief Financial Officer and Treasurer
(SEAL)

Attest:
/s/ Cathy J. Hart
Name: Cathy J. Hart
Title: Assistant Secretary

Dated: February 1, 1999	THE CHASE MANHATTAN BANK

By
Name:
Title:

(SEAL)

Attest:

Name:
Title:

SIGNATURES

Dated: February 1, 1999	SOUTHWESTERN PUBLIC SERVICE COMPANY

By
Name:
Title:
(SEAL)

Attest:

Name:
Title:

Dated: February 1, 1999	THE CHASE MANHATTAN BANK

	By	/s/ W.B. Dodge
Name: W.B. Dodge
Title: Vice President
(SEAL)

Attest:
/s/ William G. Keenan
Name: William G. Keenan
Title: Trust Officer

EXHIBIT A
A Form of Registered Security

No.	$

SOUTHWESTERN PUBLIC SERVICE COMPANY
[Title of Security]

Southwestern Public Service Company
promises to pay to
Or registered assigns
the principal sum of	Dollars on ,

Interest	Payment Dates:
Record Dates:
Dated:

[ ]		SOUTHWESTERN PUBLIC SERVICE COMPANY
Transfer Agent and Paying Agent
	(SEAL)	by:
Authenticated:		Attest:

[Name of Trustee]		by:
Trustee, by		Vice-President
Authorized Signature

SOUTHWESTERN PUBLIC SERVICE COMPANY
[Title of Security]
1.           Interest.1

Southwestern Public Service Company (“Company”), a corporation organized and existing under the laws of the State of New Mexico, promises to pay interest on the principal amount of this Security at the rate per annum shown above.  The Company will pay interest                    on                          and of each year commencing                        , 19   .  Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from                               , 19   .  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.           Method of Payment.2

The Company will pay interest on the Securities to the persons who are registered holders of Securities at the close of business on the record date for the next interest payment date, except as otherwise provided in the Indenture.  Holders must surrender Securities to a Paying Agent to collect principal payments.  The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  The Company may pay principal and interest by check payable in such money.  It may mail an interest check to a holder’s registered address.

3.           Bond Agents.

Initially,
Attention:      , will act as Paying Agent and Transfer Agent. The Company may change any Paying Agent or Transfer Agent without notice or provide for more than one such agent. The Company or any Affiliate may act in any such capacity. In certain circumstances, the Company may change the Trustee.

4.           Indenture.
The Company issued the securities of this series (“Securities”) under an Indenture dated as of February 1, 1999 (“Indenture”) between the Company and The Chase Manhattan Bank (“Trustee”).  The terms of the Securities include those stated in the Indenture and in the Bond Resolution creating the Securities and those made part of the Indenture by the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb).  Securityholders are referred to the Indenture, the Bond Resolution and the Act for a statement of such terms.

5.           Optional Redemption.3

On or after               , the Company may redeem all the Securities at any time or some of them from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date.

If redeemed during the 12-month period beginning,

Year       Percentage        Year       Percentage

and thereafter at 100%.

6.           Mandatory Redemption.4

The Company will redeem $                   principal amount of Securities                     on and on each                               thereafter through                   at a redemption price of 100% of principal amount, plus accrued interest to the redemption date.5  The Company may reduce the principal amount of Securities to be redeemed pursuant to this paragraph by subtracting 100% of the principal amount (excluding premium) of any Securities (i) that the Company has acquired or that the Company has redeemed other than pursuant to this paragraph and (ii) that the Company has delivered to the Registrar for cancellation.  The Company may so subtract the same Security only once.

7.           Additional Optional Redemption.6

In addition to redemptions pursuant to the above paragraph(s), the Company may redeem not more than $                   principal amount of Securities on        and on each         thereafter through                 at a redemption price of 100% of principal amount, plus accrued interest to the redemption date.

8.           Notice of Redemption.7

Notice of redemption will be mailed at least 30 days before the redemption date to each holder of Securities to be redeemed at his registered address.

A notice of redemption may provide that it is subject to the occurrence of any event before the date fixed for such redemption as described in such notice (“Conditional Redemption”) and such notice of Conditional Redemption shall be of no effect unless all such conditions to the redemption have occurred before such date or have been waived by the Company.

9.           Conversion.8

A Holder of a Security may convert it into Common Stock of the Company or cash, or a combination thereof, at the Company’s option, at any time before the close of business on ___________, or, if the Security is called for redemption, the Holder may convert it at any time before the close of business on the redemption date.  The initial Conversion Rate is ____________ (or an equivalent amount in cash) per $1,000 principal amount of the Securities, subject to adjustment as provided in Article 9 of the Indenture.9  The Company will deliver a check in lieu of any fractional share.  On conversion no payment or adjustment for interest accrued on the Securities will be made nor for dividends on the Common Stock issued on conversion.  If any Security is converted between the record date for the payment of interest and the next succeeding interest payment date, such Security must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount so converted (unless such Security shall have been called for redemption, in which case no such payment shall be required). A Security converted on an interest payment date need not be accompanied by any payment, and the interest on the principal amount of the Security being converted will be paid on such interest payment date to the registered holder of such Security on the immediately preceding record date.

To convert a Security a Holder must (1) complete and sign the conversion notice on the back of the Security, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent and (4) pay any transfer or similar tax if required.  A Holder may convert a portion of a Security if the portion is $1,000 or an integral multiple of $1,000.

10.         Denominations, Transfer, Exchange.

The Securities are in registered form without coupons in denominations of $1,00010 and whole multiples of $1,000.  The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture.  The Transfer Agent may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or the Indenture.  The Transfer Agent need not exchange or register the transfer of any Security or portion of a Security selected for redemption.  Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

11.         Persons Deemed Owners.

The registered holder of a Security may be treated as its owner for all purposes.

12          Amendments and Waivers.

Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the holders of a majority in principal amount of the securities of all series affected by the amendment.11  Subject to certain exceptions, a default on a series may be waived with the consent of the holders of a majority in principal amount of the series.

Without the consent of any Securityholder, the Indenture or the Securities may be amended, among other things, to cure any ambiguity, omission, defect or inconsistency; to provide for assumption of Company obligations to Securityholders; or to make any change that does not materially adversely affect the rights of any Securityholder.

13.         Restrictive Covenants.12

The Securities are unsecured general obligations of the Company limited to $           principal amount.  The Indenture does not limit other unsecured debt.

14.         Successors.

When a successor assumes all the obligations of the Company under the Securities and the Indenture, the Company will be released from those obligations.

15.         Defeasance Prior to Redemption or Maturity.13

Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity.  U.S. Government Obligations are securities backed by the full faith and credit of the United States of America or certificates representing an ownership interest in such Obligations.

16.         Defaults and Remedies.

An Event of Default14 includes:  default for 60 days in payment of interest on the Securities; default in payment of principal on the Securities; default in payment or satisfaction of any sinking fund obligation; default by the Company for a specified period after notice to it in the performance of any of its other agreements applicable to the Securities; certain events of bankruptcy or insolvency; and any other Event of Default provided for in the series.

If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Securities may declare the principal15 of all the Securities to be due and payable immediately. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish annual compliance certificates to the Trustee.

17.         Trustee Dealings with Company.

The Chase Manhattan Bank, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

18.         No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Securityholder by accepting a Security waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

19.         Authentication.

This Security shall not be valid until authenticated by a manual signature of the Trustee.

20.         Abbreviations.

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as:  TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture and the Bond Resolution, which contains the text of this Security in larger type.  Requests may be made to:  Southwestern Public Service Company, Tyler at Sixth, Amarillo, Texas 79101, Attention: Corporate Secretary.

EXHIBIT B

A Form of Bearer Security

No.	$

SOUTHWESTERN PUBLIC SERVICE COMPANY

[Title of Security]

Southwestern Public
Service Company promises
to pay to bearer
the principal sum of	Dollars on ,
Interest Payment Dates:

Dated:

[ ]	SOUTHWESTERN PUBLIC SERVICE COMPANY
Transfer Agent

(SEAL)

Authenticated:	by:

[Name of Trustee]	Attest:

Trustee, by	by:
Authorized Signature	Vice-President

1.           Interest.1

Southwestern Public Service Company (“Company”), a corporation organized and existing under the laws of the State of New Mexico, promises to pay interest on the principal amount of this Security at the rate per annum shown above.  The Company will pay interest                                      on                                             and                                               of each year commencing                         , 19   .  Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from                       , 19   .  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.           Method of Payment.2

Holders must surrender Securities and any coupons to a Paying Agent to collect principal and Interest payments.  The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  The Company may pay principal and interest by check payable in such money.

3.           Bond Agents.

Initially                                       , Attention:                      , will act as Transfer Agent and Paying Agent.  The Company may change any Paying Agent or Transfer Agent without notice or provide for more than one such agent.  The Company or any Affiliate may act in any such capacity.  In certain circumstances, the Company may change the Trustee.

4.           Indenture.

The Company issued the securities of this series (“Securities”) under an Indenture dated as of February 1, 1999 (“Indenture”) between the Company and The Chase Manhattan Bank (“Trustee”).  The terms of the Securities include those stated in the Indenture and in the Bond Resolution and those made part of the Indenture by the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb).  Securityholders are referred to the Indenture, the Bond Resolution and the Act for a statement of such terms.

5.           Optional Redemption.3

On or after               , the Company may redeem all the Securities at any time or some of them from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date.

If redeemed during the 12-month period beginning,

Year       Percentage        Year       Percentage

and thereafter at 100%.

6.           Mandatory Redemption.4

The Company will redeem $                   principal amount of Securities on               and on each                        thereafter through                         at a redemption price of 100% of principal amount, plus accrued interest to the redemption date.5  The Company may reduce the principal amount of Securities to be redeemed pursuant to this paragraph by subtracting 100% of the principal amount (excluding premium) of any Securities (i) that the Company has acquired or that the Company has redeemed other than pursuant to this paragraph and (ii) that the Company has delivered to the Registrar for cancellation.  The Company may so subtract the same Security only once.

7.           Additional Optional Redemption.6

In addition to redemptions pursuant to the above paragraph(s), the Company may redeem not more than $              principal amount of Securities on                     and on each                thereafter through             at a redemption price of 100% of principal amount, plus accrued interest to the redemption date.

8.           Notice of Redemption.7

Notice of redemption will be published once in an Authorized Newspaper in the city of New York and if the Securities are listed on any stock exchange located outside the United States and such stock exchange so requires, in any other required city outside the United States at least 30 days before the redemption date. Notice of redemption also will be mailed to holders who have filed their names and addresses with the Transfer Agent within the two preceding years. A holder of Securities may miss important notices if he fails to maintain his name and address with the Transfer Agent.

A notice of redemption may provide that it is subject to the occurrence of any event before the date fixed for such redemption as described in such notice (“Conditional Redemption”) and such notice of Conditional Redemption shall be of no effect unless all such conditions to the redemption have occurred before such date or have been waived by the Company.

9.           Conversion.8

A Holder of a Security may convert it into Common Stock of the Company or cash, or a combination thereof, at the Company’s option, at any time before the close of business on ___________, or, if the Security is called for redemption, the Holder may convert it at any time before the close of business on the redemption date.  The initial Conversion Rate is ____________ (or an equivalent amount in cash) per $1,000 principal amount of the Securities, subject to adjustment as provided in Article 9 of the Indenture.9  The Company will deliver a check in lieu of any fractional share.  On conversion no payment or adjustment for interest accrued on the Securities will be made nor for dividends on the Common Stock issued on conversion.  If any Security is converted between the record date for the payment of interest and the next succeeding interest payment date, such Security must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount so converted (unless such Security shall have been called for redemption, in which case no such payment shall be required).  A Security converted on an interest payment date need not be accompanied by any payment, and the interest on the principal amount of the Security being converted will be paid on such interest payment date to the registered holder of such Security on the immediately preceding record date.

To convert a Security a Holder must (1) complete and sign the conversion notice on the back of the Security, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent and (4) pay any transfer or similar tax if required.  A Holder may convert a portion of a Security if the portion is $1,000 or an integral multiple of $1,000.

10.         Denominations, Transfer, Exchange.

The Securities are in bearer form with coupons in denominations of $5,00010 and whole multiples of $5,000.  The Securities may be transferred by delivery and exchanged as provided in the Indenture.  Upon an exchange, the Transfer Agent may require a holder, among other things, to furnish appropriate documents and to pay any taxes and fees required by law or the Indenture.  The Transfer Agent need not exchange any Security or portion of a Security selected for redemption.  Also, it need not exchange any Securities for a period of 15 days before a selection of Securities to be redeemed.

11.         Persons Deemed Owners.

The registered holder of a Security or coupon may be treated as its owner for all purposes.

12.         Amendments and Waivers.

Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the holders of a majority in principal amount of the securities of all series affected by the amendment.11  Subject to certain exceptions, a default on a series may be waived with the consent of the holders of a majority in principal amount of the series.

Without the consent of any Securityholder, the Indenture or the Securities may be amended, among other things, to cure any ambiguity, omission, defect or inconsistency; to provide for assumption of Company obligations to Securityholders; or to make any change that does not materially adversely affect the rights of any Securityholder.

13.         Restrictive Covenants.12

The Securities are unsecured general obligations of the Company limited to $           principal amount.  The Indenture does not limit other unsecured debt.

14.         Successors.

When a successor assumes all the obligations of the Company under the Securities and the Indenture, the Company will be released from those obligations.

15.         Defeasance Prior to Redemption or Maturity.13

Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity.  U.S. Government Obligations are securities backed by the full faith and credit of the United States of America or certificates representing an ownership interest in such Obligations.

16.         Defaults and Remedies.

An Event of Default14 includes:  default for 60 days in payment of interest on the Securities; default in payment of principal on the Securities; default in payment or satisfaction of any sinking fund obligation; default by the Company for a specified period after notice to it in the performance of any of its other agreements applicable to the Securities; certain events of bankruptcy or insolvency; and any other Event of Default provided for in the series.  If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Securities may declare the principal15 of all the Securities to be due and payable immediately.  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture.  The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities.  Subject to certain limitations, holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests.  The Company must furnish annual compliance certificates to the Trustee.

17.         Trustee Dealings with Company.

The Chase Manhattan Bank, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

18.         No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Securityholder by accepting a Security waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

19.         Authentication.

This Security shall not be valid until authenticated by a manual signature of the Trustee.

20.         Abbreviations.

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as:  TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture and the Bond Resolution, which contains the text of this Security in larger type. Requests may be made to:  Southwestern Public Service Company, Tyler at Sixth, Amarillo, Texas 79101, Attention: Corporate Secretary.

[FACE OF COUPON]

….................
[$]…............
Due..............

SOUTHWESTERN PUBLIC SERVICE COMPANY

[Title of Security]

Unless the Security attached to this coupon has been called for redemption, Southwestern Public Service Company (the “Company”) will pay to bearer, upon surrender, the amount shown hereon when due.  This coupon may be surrendered for payment to any Paying Agent listed on the back of this coupon unless the Company has replaced such Agent.  Payment may be made by check.  This coupon represents      months’ interest.

Southwestern Public Service Company

By

[REVERSE OF COUPON]

PAYING AGENTS

NOTES TO EXHIBITS A AND B

1
If the Security is not to bear interest at a fixed rate per annum, insert a description of the manner in which the rate of interest is to be determined.  If the Security is not to bear interest prior to maturity, so state.

2	If the method or currency of payment is different, insert a statement thereof.

3	If applicable. A restriction on redemption or refunding or any provision applicable to its redemption other may be added.

4	If applicable.

5	If the Security is a Discounted Security, insert amount to be redeemed or method of calculating such amount.

6	If applicable. Also insert, if applicable, provisions for repayment of Securities at the option of the Securityholder.

7	If applicable.

8	If applicable. If convertible into securities other than Common Stock, insert appropriate summary.

9	If additional or different adjustment provisions apply so specify.

10	If applicable. Insert additional or different denominations and terms as appropriate.

11	If different terms apply, insert a brief summary thereof.

12	If applicable. If additional or different covenants apply, insert a brief summary thereof.

13	If applicable. If different defeasance terms apply, insert a brief summary thereof.

14	If additional or different Events of Default apply, insert a brief summary thereof.

15	If the Security is a Discounted Security, set forth the amount due and payable upon an Event of Default.

Note:	U.S. tax law may require certain legends on Discounted and Bearer Securities.

EXHIBIT C

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

:	:

:	:
(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint________________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Security)

C-1

Signature(s) guaranteed by:

(All signatures must be guaranteed by a member of a national securities exchange or of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company located in the United States)

C-2

EXHIBIT D

CONVERSION NOTICE

To convert this Security, check the box:

/    /

To convert only part of this Security, state the amount (must be in integral multiples of $1,000);

$_____________________________

If you want the securities delivered upon conversion made out in another person’s name, fill in the form below:

(Insert other person’s Social Security or Tax I.D. Number)

(Print or type other person’s name, address and zip code)

Date:	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security)

D-1